Innodata Reports Third Quarter 2012 Results

NEW YORK – October 23, 2012 – INNODATA INC. (NASDAQ: INOD) today reported results for the third quarter and the nine months ended September 30, 2012.

•	Total revenue was $19.7 million for the third quarter of 2012, a 13% sequential decline from second quarter 2012 revenues of $22.8 million, and a 2% increase from $19.2 million in the third quarter of 2011. Net earnings for the third quarter of 2012 were $1.3 million, or $0.05 per diluted share, compared with net earnings of $2.1 million, or $0.08 per diluted share, in the second quarter of 2012. Net earnings for the third quarter of 2011 were $1.4 million, or $0.06 per diluted share.

•	For the first nine months of 2012, revenues were $67.6 million, up 35% from $50.2 million in the first nine months of 2011. Net earnings were $6.8 million, or $0.26 per diluted share, during the first nine months of 2012, compared with net earnings of $2.2 million, or $0.09 per diluted share, for the same period in 2011.

•	Cash, cash equivalents and investments increased to $25.0 million at September 30, 2012 from $23.0 million at June 30, 2012. As of September 30, 2012, the Company had no debt, and stockholders’ equity was $50.7 million.

•	Capital expenditures in the third quarter were approximately $1.2 million, incurred primarily to complete the expansion of new delivery centers in Asia and to fund continued investment in the Company’s Innodata Advanced Data Solution (IADS) segment.

“Our revenues at $19.7 million were on the high end of our guidance, as we partially offset a decline in e-book revenues from a key client with an increase in revenues from other clients in our Content Services segment,” said Jack Abuhoff, the Company’s Chairman and CEO. “On the operating front, we restructured some of our operations in the current quarter to achieve higher efficiencies, which we expect will reduce our cost structure by $2.5 million on an annual basis. Accomplishing this reduction cost us approximately $0.2 million in the third quarter.

“With our new delivery centers in Asia operational, and our rigorous enterprise-wide ISO 27001 security certifications in place, we are prepared to service the important companies that are active prospects of our IADS insurance and healthcare component. We expect to sign agreements with some of these companies over the next several quarters.”

Abuhoff concluded, “We anticipate that revenue for the fourth quarter will be in the range of $18 to $19.5 million, and that total revenues for 2012 will be greater than our $73.9 million of total revenue for 2011.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-768-6569 (Domestic)

1-785-830-7992 (International)

1-888-203-1112 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on both: 7468448

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

Innodata Inc. (NASDAQ: INOD) is a leading provider of business process, technology and consulting services, as well as products and solutions, that help our valued clients create, manage, use and distribute digital information. Propelled by a culture of quality, service and innovation, we have developed a client base that includes many of the world’s preeminent media, publishing and information services companies, as well as leading enterprises in information-intensive industries such as aerospace, defense, financial services, government, healthcare, high technology, insurance, intelligence, manufacturing and law.

Recent honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata has offices and operations in the United States, the United Kingdom, Israel, India, Sri Lanka, and the Philippines.

Safe Harbor Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely”, “optimistic” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, that our Innodata Advanced Data Solutions segment is subject to the risks and uncertainties of early-stage companies; the primarily at-will nature of the Company’s contracts with its Content Services segment customers and the ability of the customers to reduce, delay or cancel projects; continuing Content Services segment revenue concentration in a limited number of customers; continuing Content Services segment reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission. Actual results may differ significantly.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

Company Contact

Raj Jain

Vice President

Innodata Inc.

rjain@innodata.com

(201) 371-8024

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenues	$19,710	$19,245	$67,613	$50,203

Operating costs and expenses:
Direct operating expenses	13,509	12,831	44,267	34,874
Selling and administrative expenses	5,233	4,639	16,819	12,763
Interest income, net	(32)	(175)	(212)	(454)
Total	18,710	17,295	60,874	47,183
Income before provision for income taxes	1,000	1,950	6,739	3,020
Provision for income taxes	136	766	1,409	1,063
Net income	864	1,184	5,330	1,957
Loss attributable to non-controlling interests	425	192	1,479	241
Net income attributable to Innodata Inc. and
Subsidiaries	$1,289	$1,376	$6,809	$2,198

Income per share attributable to
Innodata Inc. and Subsidiaries:
Basic	$0.05	$0.06	$0.27	$0.09
Diluted	$0.05	$0.06	$0.26	$0.09
Weighted average shares outstanding:
Basic	24,883	24,707	24,808	24,932
Diluted	27,446	25,104	26,226	25,141
Net income attributable to
Innodata Inc. and Subsidiaries	$1,289	$1,376	$6,809	$2,198
Pension liability adjustment, net of taxes	9	4	26	18
Change in fair value of derivatives	526	(1,235)	1,287	(1,632)
Comprehensive income attributable to
Innodata Inc. and Subsidiaries	$1,824	$145	$8,122	$584

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$25,082	$11,389
Short term investments – other	-	5,828
Accounts receivable, net	17,499	21,706
Prepaid expenses and other current assets	2,830	2,984
Deferred income taxes	1,336	1,934
Total current assets	46,747	43,841
Property and equipment, net	10,798	7,430
Other assets	3,622	3,565
Deferred income taxes	3,883	3,886
Goodwill	675	675
Total assets	$65,725	$59,397
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,430	$5,873
Accrued salaries, wages and related benefits	7,220	6,596
Income and other taxes	2,312	2,576
Current portion of long-term obligations	602	639
Deferred income taxes	106	9
Total current liabilities	13,670	15,693
Deferred income taxes	153	153
Long-term obligations	3,258	2,944
Non-controlling interests	(2,039)	(561)
STOCKHOLDERS' EQUITY	50,683	41,168
Total liabilities and stockholders’ equity	$65,725	$59,397